Exhibit 10.3

EXECUTION FORM

SUBLEASE

THIS SUBLEASE (as it may be amended from time to time, this “Agreement”) is dated as of December 21, 2005, by and between VALLEY DRUG COMPANY, an Ohio corporation with its principal place of business in New Castle, Pennsylvania (“Sublandlord”), ROCHESTER DRUG COOPERATIVE, INC., a New York corporation with its principal place of business in Rochester, New York (“Subtenant”), and BECAN DEVELOPMENT LLC, a Pennsylvania limited liability company (“Landlord”), in connection with that certain Asset Purchase Agreement, dated as of December 21, 2005, by and between Subtenant and Sublandlord (the “Purchase Agreement”). This Agreement shall be deemed to be effective as of the Closing Date as defined in the Purchase Agreement.

WHEREAS, Sublandlord and Landlord are parties to a Commercial Lease dated January 1, 2004, as amended by Amendment No. 1 to Lease dated December 21, 2005 (as amended, the “Lease”), with respect to Seller’s distribution facility located at 209 Green Ridge Road, New Castle, Pennsylvania (the “Facility”); and

WHEREAS, Subtenant and Sublandlord have entered into the Purchase Agreement for the purchase and sale of Sublandlord’s wholesale pharmaceutical products distribution business, and following the Closing Date the Subtenant desires to occupy and conduct certain business operations from the Facility; and

WHEREAS, pursuant to the terms of the Purchase Agreement, Sublandlord has agreed to sublease to Subtenant all of Sublandlord’s rights to the Facility as tenant under the Lease; and

WHEREAS, pursuant to the terms of the Purchase Agreement, Subtenant has agreed to sublease Sublandlord’s obligations and liabilities as tenant under the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Sublease. Sublandlord, for itself, its successors and assigns, hereby subleases to Sublandlord all of Sublandlord’s right, title and interest as tenant in and to the Lease and Subtenant hereby agrees to sublease from Sublandlord, and to perform in accordance with the Lease, all of Sublandlord’s right, title and interest as tenant under the Lease. Landlord acknowledges and consents to the sublease evidenced by this Agreement.

2. Lack of Consent to Assignment; Indemnity. Sublandlord and Subtenant acknowledge and understand that the sublease evidenced by this Agreement is prohibited without the prior consent of The Pennsylvania Industrial Development Authority (including any successor entity thereto, “PIDA”) and National City Bank (the “Bank”). Sublandlord and Subtenant further acknowledge that the consents of PIDA and the Bank to this Agreement have not been obtained as of the date hereof, but that Sublandlord and Landlord are cooperating to obtain such consents. Notwithstanding the lack of such consents, Sublandlord and Subtenant desire to enter into this Agreement. In consideration of Subtenant’s agreement to sublease from Sublandlord, and to perform in accordance with the Lease, all of Sublandlord’s right, title and interest as tenant under the Lease, Sublandlord agrees to indemnify, defend and hold Subtenant harmless from, against and in respect of any and all Losses (as defined in the Purchase Agreement) asserted against, imposed upon or incurred by Subtenant, directly arising out of claims by PIDA and/or the Bank related to the sublease of the Facility by Sublandlord to Subtenant, as evidenced by this Agreement, without the prior consent of PIDA or the Bank. This indemnity granted by Sublandlord to Subtenant hereunder is the exclusive and entire remedy of Subtenant against Sublandlord in respect of any Losses or claims arising out of or related to the sublease contemplated by this Agreement. Any claim for indemnification hereunder shall be subject to the indemnification procedure set forth in Section 11.6 of the Purchase Agreement, which is incorporated herein by reference.

3. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or assignable by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of this Agreement shall be null and void.

4. Governing Law; Counterparts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflict or choice of law. This instrument may be executed in two or more counterparts, including by way of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed and delivered on their behalf by their duly authorized representatives as of the day and date first above written.

SUBLANDLORD:

VALLEY DRUG COMPANY

By:	/s/ Edgardo A. Mercandante
Name: Edgardo A. Mercandante
Title: President & CEO

SUBTENANT:

ROCHESTER DRUG COOPERATIVE, INC.

By:	/s/ Laurence F. Doud III
Name: Laurence F. Doud III
Title: CEO

LANDLORD:

BECAN DEVELOPMENT LLC

By:	/s/ Philip Laird
Name: Philip Laird
Title: